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American Business Financial Services, Inc.
Bala Cynwyd, PA


We hereby consent to the incorporation in this Registration Statement on Pre-Effective Amendment Three to the Form S-2 of our report dated September 29, 2000 relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s / BDO Seidman, LLP
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BDO Seidman, LLP




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Philadelphia, PA

October 9, 2000